EXHIBIT 23.2



                              Henry Schiffer, CPA
                           An Accountancy Corporation
                          315 Beverly Drive, Suite 211
                        Beverly Hills, California 90212



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Beechport Capital Corp. on the Form S-8 of our report dated April 19, 2002 relating to the financial statements of Beechport Capital Corp. and Subsidiary appearing in the Company's Annual report on Form 10KSB/A for the year ended December 31, 2001.


/s/ HENRY SCHIFFER, CPA
------------------------
HENRY SCHIFFER, CPA
An Accountancy Corporation
Beverly Hills, California

February 7, 2003